Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (Nos. 33-41806, 33-42845, 33-42846, 33-48404, 33-61494, 33-64202, 33-64204, 33-95616, 333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733, 333-105426, 333-108905, 333-108906, 333-146479, 333-160083 and 333-160085) of IDEXX Laboratories, Inc. of our report dated February 19, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts
February 19, 2010